UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ozon Holdings PLC

(Exact name of registrant as specified in its charter)

Cyprus	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Arch. Makariou III, 2-4 Capital Center, 9th floor Nicosia, Cyprus	1065
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares Ordinary Shares, nominal value $0.001 per share	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC. The American Depositary Shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Item 1. Description of Registrant’s Securities to be Registered.

A description of Ozon Holdings PLC’s (the “Company”) (a) ordinary shares, nominal value $0.001 per share is set forth under the caption “Description of Share Capital and Articles of Association” and (b) American Depositary Shares, each representing one ordinary share, nominal value of $0.001 per share to be registered hereunder, set forth under the heading “Description of American Depositary Shares” in each case in the Company’s Registration Statement on Form F-1 (File No. 333-249810), filed with the Securities and Exchange Commission on November 2, 2020, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with The Nasdaq Stock Market LLC and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ozon Holdings PLC

	By:	/s/ Alexander Shulgin
		Name:	Alexander Shulgin
Date: November 17, 2020		Title:	Chief Executive Officer

	By:	/s/ Daniil Fedorov
		Name:	Daniil Fedorov
		Title:	Chief Financial Officer